UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2008

EXTERRAN HOLDINGS, INC.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Omnibus Agreement

In connection with the conveyances, contributions and distributions of specified assets contemplated by the Contribution, Conveyance and Assumption Agreement dated June 25, 2008 (the "Contribution Agreement"), as described in the Current Report on Form 8-K dated as of that date filed by Exterran Holdings, Inc. ("Exterran"), on July 30, 2008, Exterran entered into an amendment (the “Amendment”) to the First Amended and Restated Omnibus Agreement, dated as of August 20, 2007 (the “Omnibus Agreement”), by and among Exterran, Exterran Energy Solutions, L.P. (individually and as successor to Exterran, Inc.), Exterran GP LLC (“GP LLC”), Exterran General Partner, L.P. (“GP”), EXLP Operating LLC and Exterran Partners, L.P. (the “Partnership”) regarding several relationships between Exterran and the Partnership.  The Omnibus Agreement and the description of the Omnibus Agreement are incorporated herein by reference to Exhibit 10.20 to Exterran’s Quarterly Report on Form 10-Q filed on November 6, 2007 and Exterran’s Current Report on Form 8-K filed on August 23, 2007, respectively.  The Amendment, among other things, (1) increases the cap on the Partnership's reimbursement of selling, general and administrative costs allocable from Exterran to the Partnership based on such costs incurred by Exterran on behalf of the Partnership (after taking into account such costs that the Partnership incurs and pays directly) from $4.75 million per quarter to $6.0 million per quarter, (2) increases the cap on the Partnership's reimbursement of operating costs allocable from Exterran to the Partnership based on such costs incurred by Exterran on behalf of the Partnership from $18.00 per horsepower per quarter to $21.75 per horsepower per quarter and (3) extends the term of the caps on the Partnership's reimbursement of selling, general and administrative costs and operating costs for an additional year such that the caps will terminate on December 31, 2009.

Relationships

Each of the parties to the Amendment other than Exterran is a direct or indirect subsidiary of Exterran. As a result, certain individuals, including officers and directors of Exterran and GP LLC, serve as officers and/or directors of more than one of such entities. Also, Exterran holds a 2% general partner interest and incentive distribution rights in the Partnership through its indirect ownership of GP, the general partner of the Partnership.

Item 8.01    Other Events

On July 30, 2008, Exterran announced the closing of the transaction described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated July 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

August 5, 2008	By:	/s/ Donald C. Wayne

Donald C. Wayne
Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated July 30, 2008.